UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549







                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                         Date of Report: March 24, 1998



                           QUALITY SEMICONDUCTOR, INC.
             (Exact name of registrant as specified in its charter)



        California                    2-23128                     77-0199189
(State or other jurisdiction        (Commission                 (IRS Employer
      of incorporation)             File Number)             Identification No.)



                                851 Martin Avenue
                              Santa Clara, CA 95050
          (Address of principal executive offices) (including Zip code)
                                 (408) 450-8000
              (Registrant's telephone number, including area code)


                             Exhibit Index on page 3

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Exhibit 99.2      Quality Semiconductor, Inc. Press Release dated
                  March 19, 1998

                           QUALITY SEMICONDUCTOR, INC.

                           CURRENT REPORT ON FORM 8-K

                                  EXHIBIT INDEX



Exhibit No.                           Exhibit

99.2              Quality Semiconductor, Inc. Press Release dated March 19, 1998

                                                                   Exhibit 99.2

                                         For more information contact:

                                         Rick Bottomley
                                         Acting Chief Financial Officer
                                         Quality Semiconductor, Inc.
                                         (408) 450-8000

                                         Morgen-Walke Associates, Inc.
                                         Doug Sherk, Carolyn Bass, Jim Byers
                                         (415) 296-7383
                                         Josh Passman, Vince Daniels
                                         (212) 850-5600


FOR IMMEDIATE RELEASE

QUALITY SEMICONDUCTOR, INC. PROVIDES SECOND QUARTER OUTLOOK

SANTA CLARA, CA -- (March 19, 1998) -- Quality Semiconductor, Inc., today announced that, based on current expectations, it estimates revenue for the second quarter ending March 29, 1998 to be down approximately 10 percent to 15 percent from its first quarter's revenue of $18.5 million. Despite the sequential quarterly decline in revenues, however, the Company anticipates that year-over-year revenue growth will exceed 20 percent.

The Company believes that the revenue shortfall is due to a weaker demand for the Company's networking products and is primarily attributable to a traditionally slow quarter for networking systems' suppliers, intense competition, and a slowing of demand in the Far East, particularly in Korea and Japan.

As a result of the lower than anticipated revenue, the Company currently expects to report a pre-tax loss of approximately $1.3 million to $1.6 million for the second fiscal quarter.

These statements about estimated results are preliminary and based on currently available information as well as management's assumptions. The Company will announce its results for the second quarter on April 22, 1998, after the close of the market.

R. Paul Gupta, President and Chief Executive Officer, stated, "We are disappointed with our anticipated performance in the second quarter. On the positive side, we have strengthened our product development efforts, especially in networking, with the addition of several key people. For example, Dr. David Sear, our new Executive Vice President and Chief Operating Officer, recently joined us in January 1998 with over 10 years of networking experience. Dr. Sear

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has made significant  progress in providing us with a long-term strategic vision by preparing an 18-month road map for our networking products, which we have already begun to execute. In addition, we expect that market acceptance of our new clock management products will enable the Company to increase revenue in this product area." Mr. Gupta continued, "Even though our results of late have been disappointing, we believe that we are taking the necessary steps to develop new products that will enable Quality Semiconductor to provide revenue growth and profitability in the future."

Various matters set forth in this press release,  such as statements relating to
(i) the Company's anticipated second fiscal quarter financial results; (ii) the Company's continued acceptance of its networking product line; and (iii) the Company's ability to provide revenue growth and profitability in the future are forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties include, without limitation, competitive pressures, including pricing and competitors' new products, the Company's ability to timely introduce new products, trends in the semiconductor industry, and the Company's ability to obtain design wins. Additional factors that may affect the Company's business are described in detail in the Company's filings with the Securities and Exchange Commission.

Quality Semiconductor, Inc. designs, develops and markets high-performance logic and networking semiconductor products. The company targets systems manufacturers principally in the networking, personal computer and workstation markets. The company's logic products include the 3.3-volt and 5-volt QSFCT families of high-speed, low-noise interface logic devices, the QuickSwitch family of high-speed, low-resistance bus switches, a family of low-skew clock management products, a family of analog switch devices, and new JTAG products designed to allow board-level testing of complex products. QSI's networking products include two Fast Ethernet CMOS transceivers that provide high integration solutions for the adapter, repeater, switch and card bus markets.

For more information contact:

Investor Relations
Quality Semiconductor, Inc.
(408) 450-8000

Morgen-Walke Associates, Inc.
Doug Sherk, Suzanne Craig, Chris Del Carlo
(415) 296-7383
Vince Daniels, Josh Passman
(212) 850-5600

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                                   SIGNATURES


Pursuant to requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       QUALITY SEMICONDUCTOR, INC.



Date:    March 24, 1998                By: /s/ Richard A. Bottomley
                                           -----------------------------
                                               Richard A. Bottomley
                                               Acting Chief Financial Officer